As filed with the Securities and Exchange Commission on December 21, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

LINCOLN NATIONAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

1500 Market Street, Suite 3900
Indiana	Philadelphia, Pennsylvania 19102	35-1140070
(State of Incorporation)	(Address of principal executive offices, including Zip Code)	(I.R.S. Employer
Identification No.)

DELAWARE MANAGEMENT HOLDINGS, INC.
EMPLOYEES’ SAVINGS AND 401(K) PLAN
 (Full Title of the Plan)

Dennis L. Schoff, Esq.
Senior Vice President and General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road, Suite A305
Radnor, Pennsylvania 19087
(484) 583-1400
(name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value(1)	500,000	$56.55	$28,275,000	$869

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock that become issuable under the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan (the “Plan”) pursuant to the antidilution provisions of the Plan or by reason of any stock split, stock divided, recapitalization or other similar transaction effected without Lincoln National Corporation’s (“LNC”) receipt of consideration that results in an increase in the number of LNC’s shares outstanding.

(2)	Pursuant to Rule 416(c) under the Securities Act, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act based upon the average of the high and low sale prices of LNC’s Common Stock on December 18, 2007 as reported on the New York Stock Exchange consolidated transactions tape.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents filed (File No. 1-6028) with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007;

•
Our Current Reports on Form 8-K filed with the SEC on January 12, February 28, March 13, March 16, March 20, April 4, April 30, May 10, May 18, June 7, July 11 (as amended by Form 8-K/A filed on August 9, 2007), August 27, September 10, October 9, November 9, November 14, and November 28, 2007; and

•	The description of our common stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Officers and Directors.

Our bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•
reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding, and

•
reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding where such person is not wholly successful on the merits or otherwise, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interests, and in all other cases, the individual’s conduct was at least not opposed to our best interests.  In the case of a criminal proceeding, the person must also have had reasonable cause to believe his/her conduct was lawful or have had no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper.  Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses we have previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel.  In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.

The indemnification and advancement of expenses provided for in our bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our articles of incorporation.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

The registrant understands that the registrant will submit or has submitted the Plan and any amendment thereto to the Internet Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

The exhibits filed with this Registration Statement are listed on page E-1.

Item 9.    Undertakings.

(a) The Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 21st day of December, 2007.

LINCOLN NATIONAL CORPORATION

By:	/s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Dennis R. Glass*	President and Chief Executive Officer (Principal Executive Officer) and a Director	December 21, 2007
/s/ Frederick J. Crawford Frederick J. Crawford	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2007
/s/ Douglas N. Miller Douglas N. Miller	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 21, 2007
William J. Avery*	Director	December 21, 2007
J. Patrick Barrett*	Director	December 21, 2007
William H. Cunningham*	Director	December 21, 2007
George W. Henderson, III*	Director	December 21, 2007
Eric G. Johnson*	Director	December 21, 2007

M. Leanne Lachman*	Director	December 21, 2007
Michael F. Mee*	Director	December 21, 2007

William Porter Payne*	Director	December 21, 2007
Patrick S. Pittard*	Director	December 21, 2007
David A. Stonecipher*	Director	December 21, 2007

Isaiah Tidwell*	Director	December 21, 2007

*By:	/s/ Dennis L. Schoff
Dennis L. Schoff
Attorney-in-Fact
(Pursuant to Powers of Attorney)

THE PLAN.  Pursuant to the requirement of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 21, 2007.

Delaware Management Holdings, Inc.
Employees’ Savings and 401(k) Plan

By:	/s/ William David
William David, Chairman
Lincoln National Corporation
Benefits Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Bylaws of Lincoln National Corporation (effective July 6, 2007) is incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on July 11, 2007.

4.2	Lincoln National Corporation Restated Articles of Incorporation is incorporated by by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on May10, 2007.
23.1	Consent of Independent Registered Public Accounting Firm*
24.1	Powers of Attorney *

*Filed herewith

E-1